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                                                                      EXHIBIT 23

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 1999 included (or incorporated by reference) in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1999 into the Company's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420,
33-53303 and 333-51073 and to the Company's previously filed Form S-3 Registration Statement File No. 333-60975.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 29, 1999

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